AMERICAN GENERAL CORPORATION
               FORM 10-Q
 For the Quarter Ended March 31, 1995





                                                                  Exhibit 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            CONSOLIDATED OPERATIONS
                                  (Unaudited)
                                ($ in millions)


                                                 Three Months Ended
                                                      March 31,
                                                 1995          1994

Income before income tax expense ...........    $  272        $  253
Fixed charges deducted from income
  Interest expense .........................       165           120
  Implicit interest in rents ...............         4             4
    Total fixed charges deducted from
      income ...............................       169           124
Earnings available for fixed charges .......    $  441        $  377

Fixed charges per above ....................    $  169        $  124
Capitalized interest .......................         5             4
    Total fixed charges ....................    $  174        $  128

Ratio of earnings to fixed charges .........      2.5X          3.0X
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     AMERICAN GENERAL CORPORATION
               FORM 10-Q
 For the Quarter Ended March 31, 1995





                                                                  Exhibit 12.2



               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
             CONSOLIDATED OPERATIONS, CORPORATE FIXED CHARGES ONLY
                                  (Unaudited)
                                ($ in millions)


                                                 Three Months Ended
                                                      March 31,
                                                 1995          1994

Income before income tax expense............    $  272        $  253
Corporate fixed charges deducted from
  income - corporate interest expense ......        42            31
Earnings available for fixed charges .......    $  314        $  284

Ratio of earnings to fixed charges .........      7.6X          9.3X






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     AMERICAN GENERAL CORPORATION
               FORM 10-Q
 For the Quarter Ended March 31, 1995





                                                                  Exhibit 12.3


               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        AMERICAN GENERAL FINANCE, INC.
                                  (Unaudited)
                                ($ in millions)


                                                 Three Months Ended
                                                      March 31,
                                                 1995          1994
Income before income tax expense ...........    $   96        $   86
Fixed charges deducted from income
  Interest expense .........................       125            93
  Implicit interest in rents ...............         3             3
    Total fixed charges deducted from
      income ...............................       128            96
Earnings available for fixed charges .......    $  224        $  182

Ratio of earnings to fixed charges .........      1.8X          1.9X

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